                                                                    Exhibit 23.1




DELOITTE LOGO







To the Board of Directors of KongZhong Corporation:

We consent to the use in the Amendment No. 1 to Registration Statement of KongZhong Corporation on Form F-1 of our audit report dated March 18, 2004, appearing in the prospectus, which is part of this Amendment No. 1 to Registration Statement.

We also consent to the reference made to us under the section entitled "Experts" in this prospectus.




/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU
Certified Public Accounts
Hong Kong
June 17, 2004